UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2014

OCI Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2014, and effective as of January 1, 2015 (with a term of ten years), OCI Wyoming LLC entered into a Modified Sodium Lease (WYW079420) with the United States Department of the Interior Bureau of Land Management. In connection with entering into the Modified Sodium Lease, OCI Wyoming LLC paid $975,000 to the United States Department of the Interior Bureau of Land Management.

The foregoing description of the Modified Sodium Lease is qualified in its entirety by the terms of the Modified Sodium Lease, which is filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of December 15, 2014, Kevin L. Kremke, the Chief Financial Officer of OCI Resource Partners LLC, and JaeYong Yang, Vice President, Strategic Planning of OCI Company Ltd., were each appointed to the board of directors (the “Board”) of the OCI Resource Partners LLC (the “General Partner”), the general partner of OCI Resources LP (the “Partnership”). Messrs. Kremke and Yang will each serve as a member of the Board until the earlier of his removal in accordance with the provisions of the Amended and Restated LLC Agreement of the General Partner (“the GP LLC Agreement”), death or resignation.

Neither Mr. Kremke nor Mr. Yang are independent directors and, as a result, they will not participate in the General Partner’s compensation program for non-employee directors, described on page 99 of the Partnership’s annual report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 14, 2014. Messrs. Kremke and Yang, however, will be indemnified by the General Partner pursuant to the GP LLC Agreement and by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law.

There is no arrangement or understanding between Mr. Kremke, Mr. Yang and any other person pursuant to which Messrs. Kremke and Yang were selected to serve as a director of the General Partner. Neither the Partnership nor the Board is aware of transactions in which either Mr. Kremke or Mr. Yang has an interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
10.1	Modified Sodium Lease (WYW079420), effective January 1, 2015, between the United States Department of the Interior Bureau of Land Management and OCI Wyoming

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI RESOURCES LP

By:	OCI Resource Partners LLC,
its General Partner

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

Date: December 16, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Modified Sodium Lease (WYW079420), effective January 1, 2015, between the United States Department of the Interior Bureau of Land Management and OCI Wyoming